Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fitell Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

+612 95245266

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Mark E. Crone, Esq.

Liang Shih, Esq.

The Crone Law Group P.C.

420 Lexington Ave, Suite 2446

New York, NY 10170

Tel: (646) 861-7891

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2025

PRELIMINARY PROSPECTUS

$150,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Fitell Corporation

We may, from time to time, in one or more offerings, offer and sell up to $150,000,000 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide you with a prospectus supplement to this prospectus that will describe the specific amounts, prices and other important terms of such offering.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, you must rely on the information in the prospectus supplement and any related free writing prospectus that we provided to you. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “FTEL.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 9 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

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Use of Certain Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this annual report to:

● “Articles” are to the amended and restated articles of association of the Company as adopted by special resolution passed on 8 January 2024;

● “Articles and Memorandum” are to the Articles and Memorandum, collectively;

● “AUD” are to Australian Dollars, the legal currency of Australia;

● “Companies Act” are to the Companies Act (Revised) of the Cayman Islands;

● “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

● “FINRA” are to the Financial Industry Regulatory Authority;

● “Fitell,” “the Company,” “we,” “us,” or “our” refer to Fitell Corporation, a Cayman Islands exempted company incorporated under the laws of Cayman Islands on April 11, 2022, and its consolidated subsidiaries, through which it conducts its business;

● “FY2024” are to the financial year ended June 30, 2024;

● “FY2023” are to the financial year ended June 30, 2023;

● “GD” are to GD Wellness Ptd Ltd, a wholly-owned operating subsidiary of KMAS, incorporated under the laws of Australia on July 22, 2005;

● “IPO” are to the Company’s initial public offering which was consummated on August 10, 2023;

● “KMAS” are to KMAS Capital and Investment Pty Ltd, a company incorporated under the laws of Australia on July 26, 2016, a wholly-owned subsidiary of Fitell which holds all of the issued and outstanding shares of our operating subsidiary GD;

● “Memorandum” are to the amended and restated memorandum of association of the Company as adopted by special resolution passed on 8 January 2024;

● “$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

● “SEC” are to the Securities and Exchange Commission;

● “Securities Act” are to the Securities Act of 1933, as amended;

● “Shares”, “shares,” or “Ordinary Shares” are to the Ordinary Shares of Fitell Corporation, par value $0.0001 per share; and

● “SKMA”, are to a company owned by Ms. Jieting Zhao, incorporated under the laws of the British Virgin Islands.

Our business is and has been conducted in Australia through our Australian subsidiary GD Wellness Pty Ltd since our inception, using Australian dollars, the currency of Australia. Our financial statements are presented in United States dollars. In this annual report, we refer to assets, obligations, commitments and liabilities in our financial statements in United States dollars. These dollar references are based on the exchange rate of Australian dollars to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements relating to our future financial performance and results, financial condition, business strategy, plans, goals and objectives, including certain projections, milestones, targets, business trends, and other statements that are not historical facts. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future; although not all forward-looking statements contain these identifying words. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, the ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks, uncertainties, events, and other important factors, which include, but are not limited to, the risks disclosed in the Risk Factors section of the Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024 (the “Annual Report”), this prospectus and any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus. The actual results could differ materially from our forward-looking statements. Any of these risk factors could cause our actual results, performance or achievements, or industry results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not rely on any of these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

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Prospectus Summary

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 9 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

History and Development of the Company

We are a holding company incorporated in the Cayman Islands under Cayman Islands Law on April 11, 2022 under the name “Fitell Corporation”. We have no substantive operations other than holding all of the issued and outstanding shares of KMAS, which holds all of the issued and outstanding shares of our operating subsidiary, GD. The address and telephone number of our principal business office is 23-25 Mangrove Lane, Taren Point, NSW 2229, Australia, +612 95245266 and the name, address and telephone number of our US agent is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. Our website address is https://www.fitellcorp.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our wholly owned operating subsidiary, GD, was founded in 2005. Upon our reorganization, on May 4, 2022, the Company issued 280,000 Ordinary Shares each to L&H Investment Management Limited, a company incorporated under the laws of the British Virgin Islands, and PRMD Investment Consultation Company Limited, a company incorporated under the laws of the British Virgin Islands, representing issuances to our co-founders. In addition, one (1) Ordinary Share was transferred to SKMA from the registered office service provider in the setup of the Company.

On May 5, 2022, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with KMAS, which holds all of the issued and outstanding shares of GD, and SKMA, which holds all of the issued and outstanding shares of KMAS, pursuant to which the Company shall acquire all of the shares in KMAS from SKMA in exchange for the Company issuing 6,439,999 Ordinary Shares to SKMA in accordance with the terms of the Share Exchange Agreement.

Initial Public Offering

On August 10, 2023, the Company closed the IPO. The Ordinary Shares were priced at $5.00 per share, and the offering was conducted on a firm commitment basis. The aggregate gross proceeds of the Offering were US$15 million before deducting underwriting discounts, commissions and other related expenses. In addition, Fitell has granted the underwriters a 45-day option to purchase up to an additional 450,000 ordinary shares at the public offering price, less underwriting discount and commissions. The shares began trading on the Nasdaq Capital Market on August 8, 2023 under the symbol “FTEL.”

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Business Overview

Founded in 2005 and headquartered in New South Wales, Australia, GD is a wholly owned subsidiary of Fitell. We operate in Australia and are an online retailer of gym and fitness equipment both under our proprietary brands and other brand names. Our mission is to build an ecosystem with a whole fitness and wellness experience powered by technology to our customers. GD has served over 100,000 customers with large portions of sales from repeat customers over the years, which we believe to be a testament of our product quality and brand loyalty. Our brand portfolio can be categorized into three proprietary brands under our Gym Direct brand: Muscle Motion, Rapid Motion, and FleetX, in approximately 2,000 stock-keeping units (SKUs).

In addition to our all-around fitness equipment portfolio to individual and commercial customers, we launched three new business verticals with integration of technology in 2021.

1.	Smart Connected Equipment: Still in development and initiated in May 2021, our smart fitness equipment is a natural extension of our core business and includes interactive exercise bikes and workout mirrors. We expect commercial launch in April 2025, with retail products being available in March 2025.

2.	1FinalRound: Our AI-powered interactive platform with our proprietary online training content and capability to be interactive with personal trainers, follow members and track workout progress.

3.	Boutique Fitness Clubs Licensing: Leveraging our years of experience in the fitness and wellness industry servicing both businesses and individual customers, we launched our licensing business in late 2021. mYSTEPS Training Clinic, a new concept fitness club chain, is our first licensee and dedicated to helping fitness-savvy and health-conscious consumers with higher disposable incomes achieve a motivating and healthy lifestyle with an engaging and dynamic fitness community in both online and offline settings.

Sales and Marketing

In our fitness equipment business segment, we sell our products directly to customers through online or offline platforms. Revenue from our own e-commerce website accounted for approximately 58.72% of our total sales for the fiscal year ended June 30, 2024, with the remaining sales derived from commercial sale orders, our showroom and phone orders as well as third party channels, such as Bunnings Marketplace and eBay. Our marketing strategy focuses on delivering fitness equipment to our customers and, in the future, to our licensees and their members and raising awareness of our brand through a broad range of channels. These channels include Google Search (organic and paid), Google Shopping Campaign, Google Ads word, affiliate partners programs, social media such as Facebook and Instagram, e-mail marketing, SMS marketing, E catalogue, and First Australia Fitness Mobile App. We utilize a multi-prong marketing strategy focused on attracting and educating prospective customers and licensees, driving demand with new and existing customers and increasing general awareness and affinity for our brand. Our loyalty program Gym Direct Lion Rewards Club is used to encourage both repeat purchases and order sizes and enhance brand loyalty.

Online

In our online business, we predominately sell our fitness products directly to consumers through our website GymDirect.com.au, which was first launched in 2007. Customers can find the three proprietary brands of Gym Direct along with other fitness equipment retail brands on our e-commerce website. All of our products are listed on our website, which is also a key channel for our customer acquisition.

Offline

Our offline business is conducted through phone, e-mail, and showroom sales for large and repeat customers. We generally provide opportunities for our commercial or repeat customers (including fitness studios, gyms, and government institutions) to view our products prior to ordering to help secure large customer orders. Alternatively, we often customize the combination of products to our commercial customers based on their budgets and actual floor plans. Our showroom carries a large variety of strength and cardio equipment and other fitness equipment/machines as well as accessories. In addition, we offer programs that provide price promotion to incentivize sales, such as our Lion Loyalty Reward Program and Special EDM campaign that target different groups of customers on a regular basis.

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Licensing Business Marketing

Propelled by the momentum of our first licensee, our primary focus for marketing to prospective licensees includes a mix of social, digital, search, referral, and experiential marketing. We offer prospective licensees a turnkey solution with our high-quality products and license our trademarks, including Gym Direct, Muscle Motion, FleetX, and Rapid Motion, which cover the functional needs of the studios as well as enable users to access the one-stop shop of Gym Direct via website or application.

In addition, with the introduction of 1FinalRound and smart connected fitness equipment via our corporate website and application, which are accessible to our licensees, we are able to broaden our marketing coverage virtually as well as with our physical branded products. We believe the coverage of the brand awareness extends beyond the physical locations of our licensees and penetrates into wider markets and segments of fitness consumers.

Product Design and Innovation

To provide our customers with high quality user experience, we constantly search for creativity and innovation to expand and diversify our product portfolio by leveraging different resources and channels. Our procurement team identifies trends and popular fitness equipment development locally and globally to create on-trend fitness equipment and content for our customers and users. Our customer team also conducts surveys periodically to obtain feedback for product modification and improvement. After identifying new trends or product types, we will consult with our in-house product development advisors and engineer designers from suppliers to co-develop such fitness equipment. Our suppliers will then complete the manufacturing and provide sample products for inspection and testing. After this process, we will confirm the purchase order with our suppliers for the newly developed product.

Suppliers and Customers

We enjoy a broad network of our product suppliers and customers. In addition, searching for qualified alternative suppliers and manufacturers has been our priority, which we believe will limit the risks of single source of supply, and we have developed contingency plans for supply disruptions. We currently have 27 suppliers, 12 of which are Australian suppliers and 15 are overseas suppliers.

Approximately 85% of our products come from overseas suppliers and they predominantly manufacture made-to-order products, such as commercial machine equipment XRFM series and FT1009 under our proprietary brands Muscle Motion and Rapid Motion and FX AB03 bike and FleetX Rower are under our proprietary brand FleetX. Payment terms with our suppliers vary.

Below is a tabular summary of our relationships with suppliers that represent over 5% of our supplies:

Supplier Name	Product Name	Terms
Kynson Limited (23.68%)	Motion Bikes and Spin Bikes	Payment within 7 days from invoice date

Nantong Tengtai Sporting Fitness (16.83%)	Rubber Hex Dumbbells	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.

Nantong Duro Fitness Co., Ltd. (7.09%)	Weight Plates	Payment within 14 days from receiving goods.

Qingdao Imbell Sporting Goods Co., Ltd (8.58%)	Strength Products	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.

Morgan Imports Pty Ltd (5.23%)	Boxing & MMA products	1st of the following month.

The top four suppliers representing over 5% of the Company’s supplies are based in China. The Company has not entered into any written agreements with these four suppliers, but places purchase orders with these three suppliers as needed. The remaining supplier is based in Australia. The company has not entered into any written agreements with this supplier, but places purchase orders with it. The Company has no material affiliations or relationships with any of the above five suppliers.

In the twelve-month period ended June 30, 2024, we received 17,926 orders and 26,266 customers, an increase of 18.0% and an increase of 13.1%, respectively, compared to the same period in 2023. In the twelve-month period ended June 30, 2023, we received 15,189 orders and 23,231 customers, a decrease of 42.6% and a decrease of 41% respectively, compared to the same period in 2022. This was primarily due to the management has strategically lower the selling prices or our products in order to cope with the recent economic conditions in Australia.

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Our e-commerce conversion rates have decreased by 1.37% from 0.73% in fiscal year 2023 to 0.72% in fiscal year 2024. Approximately 34.4% of orders were from existing customers and the average purchase frequency was 2.2 across all customers in fiscal year 2024. The number of our repeat customers increased from 3,793 in fiscal year 2023 to 3,937 in fiscal year 2024. Based on our database, customers stood at 198,163 members by end of fiscal year 2024, compared to 171,897 members at the end of fiscal year 2023, which we believe reflects the ability of the business to respond in economic downturn with challenging obstacles.

Below is a tabular summary of our online customer purchase data:

Status	# of Customers	Average Size of Order	Average Total Spending
First time Customers FY2024	12,261	1.3 Units	$254.13
Return Customers FY2024	3,937	4.6 Units	$304.77

We received 17,926 orders and acquired 26,266 customers in fiscal year 2024, an increase of 18.0% and 13.1%, respectively, compared to the same period of fiscal year 2023.

In addition to our retail customers, our commercial customers include chains of fitness gyms and studios, government agencies, schools, healthcare providers and educational institutions.

Below is the graph summary of revenue by customer type:

Growth Strategy

Our goal is to grow our fitness equipment business segment while continuing to engage and retain our loyal community of customers and fitness platform members. Our business development and expansion strategies over the next two to three years are as follows:

Increase Fitness Equipment Product Marketing

●

We currently rely primarily on organic traffic through search engine optimization to achieve customer acquisition. Leveraging our high-ranking position in search engine result pages, we intend to expand our strategic investment on marketing campaigns in Key Opinion Leaders (KOLs), sponsoring sports events and outdoor advertisement.

Development of Private-Label Cardio Equipment

●	The profit margin for cardio fitness equipment is higher than that of strength and weight equipment. We intend to develop our proprietary branded cardio equipment to increase our profitability in the market.

Development of Gym Direct Mobile Application

●	Traditionally, we only use our e-commerce website as a platform to sell our products and communicate with our retail customers. We are now developing a native mobile application to further expand the marketing platform and provide easy, repeatable and convenient shopping experiences for customers, which will also be beneficial in tracking consumer trends and purchasing data. The beta versions of these platforms have been in trial stages since March 2022 and the official version has been launched since November 2023.

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Development of Smart Connected Equipment and Digital Fitness Program

●	Digital subscription-based machines have led the trend in the U.S. market, such as Mirror, Peloton, Tonal, where the demand for interactive fitness applications has risen. We plan to expand into this market in Australia and Southeast Asia where the concept of the home gym has not been fully deployed.

●	Growing brand awareness.

●	Improving member experience.

●	Leveraging our database of customers which we have accumulated from the sales of fitness equipment to increase interactive cardio equipment sales and subscription revenues.

●	Continuing to launch new and innovative content and products.

Opportunities to Explore Other Revenue Streams

●	Leveraging our expertise in targeting health-conscious consumer audiences, we plan to develop a host of solutions for white-label functional health supplement products, including muscle building beverages, vitamins and other sports nutrition products in Australia and Asia-Pacific regions. We have engaged an Australian pharmaceutical company to develop formulas for muscle protein powder, multi-vitamins and post-exercise drinks. These products are developed based on the existing data and feedback we received from our customers and intend to target these health-conscious consumers.

●	Leveraging our expertise in developing and marketing fitness equipment, there is the opportunity for us to expand our businesses into used fitness equipment sales (e-commerce), including used home cardio machines and other domestic used fitness equipment.

●	In addition, we also intend to expand our business segments to target the health and fitness needs of our target consumers in the following cross selling opportunities: apparel, niche sports and health equipment, and sporting footwear, among others, which widen the shopping choices to fitness-conscious or generic consumers.

Supply Chain Challenges and Strategies

●	Buying cost remain stable:

Subsequent to the COVID-19 pandemic, the cost of raw materials has remained relatively stable in the last one to two years. Our buying cost in the fiscal year ended June 30, 2024 has remained relatively constant, as compared to the fiscal year ended June 30, 2023.

●	Leading time remain stable:

Subsequent to the COVID-19 pandemic, the leading time of manufacturing and logistics has been stabilized and back to normal. The Sea freight in the fiscal year ended 2024 and 2023, usually took approximately 3 to 4 weeks, as compared to up 6 to 8 weeks during the COVID-19 pandemic.

●	Logistics cost increase:

During the fiscal year 2024, sea freight costs increased dramatically by approximately 190.5%, the significant increase in logistic cost was due to the drop in supply of available shipping vessels on a global basis, due to recent geopolitical tensions.

●	Delivery time remain stable:

Subsequent to the COVID-19 pandemic, delivery time was back to normal and was approximately 1 to 2 business days to metro and NSW areas in Sydney, Australia, 2 to 3 business days in transit for interstate or other metro cities, and approximately 5 business days to remote areas in the fiscal year ended June 30, 2024 and 2023.

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●	Strategies for Possible Out-of-Stock Products

Due to the increased sea freight cost and the delays in shipment, we increased our minimum order quantity (MOQ) to ensure sufficient stock. In the meantime, we also intend to engage with a third party logistic (3PL) service provider overseas as a satellite warehouse to improve stock availability to meet in-time delivery. As the peak of the pandemic eased, stock returned to usual levels by April 2022 when the pandemic effects around the world became more stable.

●	Actions and Initiatives to Mitigate Challenge

○	We believe the establishment of 3PLs in both overseas locations and interstate locations will significantly reduce our logistic costs while maintaining higher efficiency rates with sound procurement procedures;

○	“Catch me if you can” strategy: Constant launch of innovative and unique products to ensure healthy and above-average gross profit margins;

○	Natural hedging strategy with expansion of licensing business in South-East Asia;

○	Frequent pricing review procedures to ensure our competitiveness while avoiding any pricing wars by strategically bringing new offers of services and products;

○	The position of GD, with both virtual training modules and physical products offerings, gives competitive advantages to our business while mitigating the objective challenges.

Competition

The market for all fitness-related products is highly competitive. However, we believe our quality, innovation, pricing and loyal customers position us competitively in the marketplace. We are not only involved in at-home fitness equipment but also in commercial equipment solutions by both offline selling and e-commerce platforms.

Our principal competitors include Nautilus, Peloton, ICON Health & Fitness (NordicTrack), Johnson Health Tech, Technogym, Echelon, Mirror, Hydrow, Tonal, JaxJox and Tempo. We also compete with marketers of smart device applications focused on fitness training and coaching, such as Peloton, Zwift, Strava, Mirror, BeachBody, Apple Fitness+, NeoU, Equinox+, FitScope, FitOn, Fulgaz Video Cycling, Sufferfest Training Systems, At Home Workouts by Daily Burn, and NIKE® Training Club. Additional marketers of competitive products include the following: activity trackers and content-driven physical activity products, such as Fitbit®, Garmin vivofit®, Whoop, and Oura; group fitness, such as cross-fit classes; and gym memberships, each of which offers alternative solutions for a fit and healthy lifestyle.

Competitive Strengths

We believe that there are several competitive strengths that differentiate us from our competitors.

Proprietary Brands and Diversified Product Portfolio

●	Our three proprietary brands – Muscle Motion, Rapid Motion, and FleetX – provide both in-home options and commercial solutions. Our product portfolio of these three diversified brands spans a variety of popular fitness and workout verticals, including weightlifting, stretch, yoga, boxing, running and cycling. We believe that our diversification represents competitive advantages compared to other competitors in the market. With the development of the integrated fitness equipment and virtual platform, we believe we will be able to create more valuable opportunities for business expansion.

Innovative Smart Connected Equipment

●	Our connected equipment, which has been the global trend for the fitness and gym industry, is also under development. Initiated in May 2021, our development concept includes interactive exercise bikes and workout mirrors. We expect that the interactive gym equipment will be commercially launched in April 2025 and believe that our new product will better serve both retail and commercial customers and accelerate our business growth.

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Virtual Training Platform with Cutting Edge Content

●	Leveraging our years of experience in the fitness and wellness industry, we have developed an online proprietary training platform – 1FinalRound – which will be pre-built into our connected equipment that allows our customers to maintain engagement with us during any potential temporary closures of gyms and studios. This model allows flexibility for both online and offline users to participate in training either on their own schedules or via livestreaming to interact with other subscribed members to encourage more interactive, engaging and motivating lifestyles. The platform will provide an extensive offline library with high production value or various online live stream experiences. Moreover, based on the large, consolidated dataset we received from our fitness equipment customers, we believe we will be able to create and develop on-trend fitness content for our users.

Consolidated Database with Loyal Customer Base

●	GD has served over 190,000 customers with large portions of sales coming from repeat customers over the years. We believe that our sales strategies also create inventive solutions for existing customers and drive loyalty. As of June 30, 2024, 34.41% of our orders are from existing customers, the average purchase frequency is 2.2 across all customers. We believe that we will be able to deepen our customer loyalty through our newly developed Gym Direct mobile application and 1FinalRound.

Compelling and Scalable Licensing Model

Intellectual Property

Trademarks, patents and other forms of intellectual property are vital to the success of our business and are an essential factor in maintaining our competitive position in the health and fitness industry. We own the following trademarks: Gym Direct, Muscle Motion, Rapid Motion and FleetX. We regularly monitor commercial activity in our industry to identify potential infringement of our intellectual property. We protect our proprietary rights and attempt to take prompt, reasonable actions to prevent counterfeit products and other infringement on our intellectual property.

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Regulations

We must comply with various federal, state and local regulations in Australia, including regulations relating to consumer products and consumer protection, advertising and marketing, labor and employment, data protection and privacy, intellectual property, the environment and tax. Ensuring our compliance with these various laws and regulations, and keeping abreast of changes to the legal and regulatory landscape present in our industry, may cause us to expend considerable resources. Summarized below are a number of Australian regulation aspects to which our business is subject.

Consumer controls

We sell products to Australian consumers online and therefore are subject to the requirements of the Competition and Consumer Act 2010 (Cth) (CCA) and the Australian Competition & Consumer Commission’s oversight. The CCA regulates anti-competitive behavior, misleading and deceptive conduct and price-fixing. In addition, the Australian Consumer Law, which is set out in Schedule 2 of the CCA regulates unfair contract terms, guarantees consumer rights when buying goods and services and applies product safety standards. Breaches of the CCA, including the Australian Consumer Law may result in criminal or civil pecuniary penalties, infringement notices, or more formal legal action in the courts.

Privacy

We operate in the Australian online market and therefore are required to comply with the privacy regime as outlined in the Privacy Act 1988 (Cth), which includes the Australian Privacy Principles (APPs) and the Office of the Australian Information Commissioner’s oversight. The 13 APPs prescribe responsibilities for maintaining personal information privacy, including around collection, use, disclosure and access to data, as well as the publication of a clearly expressed and up-to-date privacy policy. A breach of those requirements may result in investigations, enforceable undertakings, injunctions, or civil penalty orders.

Regulation of electronic communications

We operate in the Australian online market and use telecommunication services to publish and distribute electronic marketing material. Such operations of ours are subject to the Spam Act 2003 (Cth) (Spam Act) and the Spam Regulations 2021 (Cth)(Spam Regulations), which the Australian Communications and Media Authority (ACMA) can enforce through court action. Breaches of the Spam Act or Spam Regulations may result in the ACMA issuing a formal warning, giving an infringement notice, requiring the party in breach to accept enforceable undertaking or taking the matter to the Federal Court, which can impose significant penalties.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

We are incorporated under the laws of the Cayman Islands and are considered a “foreign private issuer” under U.S. securities laws. Because of our status as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to Nasdaq rules and regulations. Press releases relating to financial results and material events are also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act;
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Non-compliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report, any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information and “Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Articles and Memorandum are summaries and do not purport to be complete. Reference is made to our Articles and Memorandum, copies of which are filed as exhibits to this registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Articles” and the “Memorandum”).

We were incorporated as an exempted company with limited liability under the Companies Act. A Cayman Islands exempted company is a company that conducts its business mainly outside the Cayman Islands and:

●	may issue shares with no par value;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our Ordinary Shares are issued in book entry form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

As of the date of this prospectus, the authorized share capital of the Company is $50,000 divided into 500,000,000 Ordinary Shares of $0.0001 par value each. Subject to the provisions of the Companies Act and the provisions, if any, of the Articles, and any directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of Shares) and other securities of our company at such times, to such persons, for such consideration and on such terms as the directors may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges. No share may be issued at a discount except in accordance with the provisions of the Companies Act. Where the shares in question are not listed on or subject to the rules of any Designated Stock Exchange (as defined in the Articles), the directors may in their absolute discretion decline to register any transfer of such shares which are not fully paid up or on which the Company has a lien.

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Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FTEL,” and began trading on August 8, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Subject to the Companies Act requirements regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie, and unless provided for by the rights attached to a share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Voting Rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who, individually or collectively, hold at least 10 percent of the voting rights of all those who have a right to vote on the resolution.

A quorum required for a meeting of shareholders consists of one shareholder present if the Company only has one shareholder and two shareholders present if the Company has more than one shareholder. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at least 10 percent of the rights to vote at such general meeting. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholders or by the directors of the Company.

Meetings of directors

At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Transfer of Ordinary Shares

Subject to compliance of the Articles and the applicable rules of the Designated Stock Exchange, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or any other form approved by our board of directors. Where the shares in questions are not listed on or subject to the rules of any Designated Stock Exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so. If our directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by Electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any shares as required by the Companies Act.

Redemption of Shares

Subject to the Companies Act, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase and agree with the shareholder.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

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Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue.

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;.

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act, our shareholders may, by special resolution, reduce the Company’s share capital in any manner.

Issuance of Additional Shares

Our Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

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Mergers and Similar Arrangements

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist. Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge, there are exceptions to the foregoing principle, including when:

(a) a company acts or proposes to act illegally or ultra vires;

(b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c) those who control the company are perpetrating a “fraud on the minority.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty willful default or willful neglect. Our Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Our independent directors also serve as members of the audit committee, the compensation committee, and the nomination and corporate governance committee of the board and have additional duties under the charters of the committees.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent of the rights to vote at such general meeting deposited in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (d) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (e) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. As a matter of Cayman Islands law, interested director transactions are governed by the terms of a company’s memorandum and articles of association. Our Articles provides that a director may vote in respect of certain contract or transaction in which he or she is interested, provided that a general notice of the nature and extent of his or her direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest, is disclosed by him or her to the other directors, at a meeting of the board of directors or otherwise (and, if otherwise, made in writing).

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

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Under the Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied if one of the following applies: (a) the shareholders holding not less than two thirds of the issued shares of that class consent in writing to the variation; or (b) the variation is made with the sanction of a special resolution of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act(Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act(Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
●	whether the debt securities will be our senior or subordinated securities;
●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability of and terms of any guarantees;
●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;
●	any optional or mandatory sinking fund provisions;

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●	any conversion or exchangeability provisions;
●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

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Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us;
●	sales of assets by us;
●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; and
●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

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Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium when due;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

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Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

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Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;
●	the number of rights issued to each shareholder;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the amount of rights outstanding;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

25

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell ordinary shares short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

26

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

27

LEGAL MATTERS

We have been represented by The Crone Law Group, P.C. with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended June 30, 2024 and June 30, 2023 included in this prospectus have been so included in reliance on the report of Astra Audit & Advisory LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-3 under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on September 13, 2024;
●	Our Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024,; and
●	Our Form 8-A, filed with the SEC on August 7, 2023, registering our ordinary shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

Our annual report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on November 15, 2024, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

28

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

Fitell Corporation

2 23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

+612 95245266

These reports may also be obtained on our website at: https://www.fitellcorp.com/. None of the information on our website is a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with liability limited by shares. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

29

We have been advised by Ogier, our counsel as to the laws of the Cayman Islands, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	was not obtained by fraud; and

(e)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Furthermore, substantially all of our assets are located in Australia. Certain of our directors and officers are citizens and residents Australia and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors and officers or on us;

●

enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●

enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers, or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors, officers, or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors, officers or us, including actions under the civil liability provisions of the U.S. securities laws.

There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

30

FITELL CORPORATION

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Fitell Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Fitell Corporation and subsidiaries (the Company) as of June 30, 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes [and schedules] (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

PCAOB Firm ID #6920

Tampa, Florida

November 15, 2024

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Fitell Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Fitell Corporation and subsidiaries (the Company) as of June 30, 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

PCAOB Firm ID #6920

Tampa, Florida

January 10, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

F-3

FITELL CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$939,014	$236,821
Investment in marketable securities	124,963	494,275
Accounts receivable, net	60,042	174,341
Inventory, at cost	2,439,793	525,786
Capital receivables of convertible notes	1,472,000	-
Note receivable	2,500,000	-
Deposits and prepaids	316,869	13,412
Prepaid offering costs	1,200,000	5,317,866
Total current assets	9,052,681	6,762,501

Property and equipment, net	27,133	38,743
Operating right of use asset, net	557,798	605,794
Deferred tax asset, net	342,122	132,354
Brand names	337,504	337,504
Goodwill	1,161,052	1,161,052
Total assets	$11,478,290	$9,037,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,210,956	$1,168,723
Deferred revenue	209,100	238,351
Income tax payable	408,681	486,058
Due to related parties	38,808	24,386
Current portion of operating lease liability	278,432	212,062
Total current liabilities	2,145,977	2,129,580

Accrued employee benefits, non-current	21,520	18,430
Operating lease liability, less current portion	301,921	473,015
Total liabilities	2,469,418	2,621,025

Commitments and contingencies (Note 9)	-	-

Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized, 20,123,386 and 8,120,000 shares issued and outstanding at June 30, 2024 and 2023, respectively	2,012	812
Additional paid-in capital	19,014,389	7,097,822
Accumulated other comprehensive loss	(13,737)	(64)
Accumulated deficit	(9,993,792)	(681,647)
Total stockholders’ equity	9,008,872	6,416,923
Total liabilities and stockholders’ equity	$11,478,290	$9,037,948

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FITELL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended
	June 30,
	2024	2023

Revenues:
Merchandise revenue	$3,956,962	$4,036,047
Sales of consumable products	358,536	223,343
Revenue from licensing customers	151,277	539,832
Total revenues	4,466,775	4,799,222

Cost of goods sold	(2,881,060)	(2,625,821)

Gross profit	1,585,715	2,173,401

Operating expenses:
Consulting fees	5,468,126	-
General and administrative expenses	2,452,954	888,141
Personnel expenses	951,451	965,395
Sales and marketing expenses	351,298	454,995
Operating lease expense	284,169	198,914
Licensing fees	65,839	-
Depreciation expense	10,385	12,268
Total operating expenses	9,584,222	2,519,713

Loss from operations	(7,998,507)	(346,312)

Other income (expenses):
IPO related expenses	(50,523)	(662,418)
Unrealized loss on investments	(354,781)	(529,488)
Other income	121,889	9,885
Interest income	2,574	1,978
Interest expense	(1,242,140)	(92,800)
Total other expenses	(1,522,981)	(1,272,843)

Loss before taxes	(9,521,488)	(1,619,155)

Income tax benefit	(209,343)	(25,761)

Net loss	(9,312,145)	(1,593,394)
Foreign currency translation adjustment	(13,673)	(27,063)
Comprehensive loss	$(9,325,818)	$(1,620,457)

Basic and diluted loss per share on net loss	$(0.66)	$(0.21)

Weighted average shares outstanding - basic and diluted	14,020,251	7,714,959

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FITELL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

	Common Stock		Subscription Receivable		Additional Paid-in	Accumulated Other Comprehensive	Retained Earnings (Accumulated
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit)	Total
Balance July 1, 2022	7,000,000	$700	-	$(56)	$1,497,990	$26,999	$911,747	$2,437,380

Stock issued for services	1,120,000	112	-	-	5,599,888	-	-	5,600,000

Settlement of stock subscription	-	-	-	56	(56)	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	(27,063)	-	(27,063)

Net loss	-	-	-	-	-	-	(1,593,394)	(1,593,394)

Balance June 30, 2023	8,120,000	$812	-	$-	$7,097,822	$(64)	$(681,647)	$6,416,923

Funds raised in IPO	3,000,000	300	-	-	7,497,342	-	-	7,497,642

Share issued for conversion of debt	4,090,909	409	-	-	3,599,591	-	-	3,600,000

Share issued pursuant to warrants of the convertible notes	4,892,727	489	-	-	819,599	-	-	820,088

Share issued pursuant to underwriter’s warrants	19,750	2	-	-	35	-	-	37

Foreign currency translation adjustment	-	-	-	-	-	(13,673)	-	(13,673)

Net loss	-	-	-	-	-	-	(9,312,145)	(9,312,145)

Balance June 30, 2024	20,123,386	$2,012	-	$-	$19,014,389	$(13,737)	$(9,993,792)	$9,008,872

The accompanying notes are an integral part of these consolidated financial statements

F-6

FITELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(9,312,145)	$(1,593,394)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	10,385	12,268
Amortization of right of use assets	284,169	198,914
Bad debt provision	579,265	426,971
Unrealized loss on investments	354,781	529,488
Amortization of debt discount	1,108,088	-
Stock issued for services	37	560,000
Changes in operating assets and liabilities
Accounts receivable, net	(449,210)	(560,215)
Inventory, at cost	(1,914,007)	393,636
Deposits and prepaids	(303,457)	(61,177)
Prepaid offering costs	(1,999,475)	-
Operating lease liability	(340,897)	(202,437)
Deferred tax asset	(209,768)	(20,759)
Accounts payable and accrued expenses	42,233	363,694
Deferred revenue	(29,251)	(263,625)
Income tax payable	(77,377)	(169,615)
Accrued employee benefits, non-current	3,090	13,147
Net cash from activities	(12,253,539)	(373,104)

Cash Flows from Investing Activities
Investment in note receivable	(2,500,000)	-
Net cash from investing activities	(2,500,000)	-

Cash Flows from Financing Activities
Net activity on due to related parties	14,422	(79,064)
Funds raised in IPO, gross	13,614,983	-
Funds raised in convertible notes	1,840,000	-
Net cash from financing activities	15,469,405	(79,064)

Foreign currency translation adjustment	(13,673)	(27,063)

Change in cash and cash equivalents	702,193	(479,231)

Cash and cash equivalents at beginning of period	236,821	716,052

Cash and cash equivalents at end of period	$939,014	$236,821

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$247,313	$80,375

The accompanying notes are an integral part of these consolidated financial statements

F-7

FITELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	June 30,
	2024	2023
Non-Cash Investing and Financing Activities

Stock issued for prepaid IPO services	$-	$5,040,000

Capital receivable of convertible notes	$1,472,000	$-

Operating lease liability and right of use asset	$836,697	$-

Conversion of debt to equity	$3,600,000	$-

Conversion of warrants of convertible notes to equity	$820,088	$-

Conversion of underwriter’s warrant to equity	$37	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-8

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

Fitell Corporation (the “Company”) was incorporated in the Cayman Islands on April 11, 2022 under the Companies Act as an exempted company with limited liability. The Company conducts its primary operations of selling gym and fitness equipment in Australia through its indirectly held wholly owned subsidiary that are incorporated and domiciled in Australia, namely GD Wellness Pty Ltd (“GD”). The Company holds GD via a wholly owned subsidiary, namely KMAS Capital and Investment Pty Ltd (“KMAS”) which is incorporated and domiciled in Australia.

Details of the Company and its subsidiaries are set out in the table as follows:

		Percentage of effective ownership
Name	Date of incorporation	June 30, 2024	June 30, 2023	Place of incorporation	Principal activities
Fitell Corporation	April 11, 2022	Parent	Parent	Cayman Islands	Investment holdings

KMAS Capital and Investment Pty Ltd	July 26, 2016	100%	100%	Australia	Investment holdings

GD Wellness Pty Ltd	July 22, 2005	100%	100%	Australia	Sales of gym and fitness equipment

2. Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and presented in US dollars. The year end is June 30.

Basic of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Concentrations of vendors

During the fiscal year ended June 30, 2024, there are two vendors which accounts for more than 10% of the Company total purchases individually, and they account for 23.68% and 16.83% of the total purchases respectively. During the fiscal year ended June 30, 2023, there are three vendors which accounts for more than 10% of the Company total purchase individually, and they account for 28.63%, 16.55%, and 10.66% of the total purchases respectively. As of June 30, 2024 and 2023, three and four vendors, respectively, account for 60% and 58% of total accounts payable, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

The Company generates it main income source from the sales of merchandise, which includes the sales of various gym equipment and fitness products. It recognizes this merchandise revenue in accordance with Accounting Standards Update   (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon shipment. The Company offers refunds, repairs and replacements in accordance with the Australian Consumer Law. The Company recognized the sales discount and returns against its revenues in the same period as the original sales transaction.

The Company also occasionally sells various consumable products. These products include, but are not limited to, coffee and nutritional supplement products. Similar to the aforesaid merchandise revenue, it also recognizes the revenue in accordance with Topic 606 upon shipment. If the Company provided a sales discount or allowed sales returns, it is recognized against its revenues in the same period as the original sales transaction.

The Company also provides licensing services and gym equipment to gym studios in overseas. These services include, but are not limited to, providing the brand name, and offer initial design services to these gym studios. Similar to the aforesaid merchandise revenue, it also recognizes the revenue in accordance with Topic 606 based on the straight-line basis over the contractual service period.

F-9

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenue

The Company recognized the deposits received from its customers as deferred revenue if the goods or service is not delivered. It would be recognized as revenue after the goods or service is delivered. During the fiscal years ended June 30, 2024 and 2023, a total of $238,351 and $501,976, respectively, of deferred revenue was recognized into merchandise revenue. At June 30, 2024 and 2023, a total of $209,100 and $238,351, respectively, of revenue has been deferred to be recognized in future periods as merchandise revenue.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions of the Accounting Standards Codification (“ASC”) 718, “Accounting for Stock Compensation,” which establishes accounting standards for the transaction in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC 718, the Company recognizes an expense for the fair value of its stock awards at the time of the grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. During the fiscal year ended June 30, 2024, there was no stock-based compensation. During the fiscal year ended June 30, 2023, the Company has issued 1,120,000 shares for services, and the value of those shares were determined at $5.00 which was same as the IPO price on August 8, 2023.

Prepaid Offering Costs

Prepaid offering costs are accounted for under ASC 340-10 and consist of legal, accounting and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to IPO or other fundraising and that will be charged upon the completion of the IPO or fundraising.  As of June 30, 2024 and 2023, the Company had prepaid offering costs of $1,200,000 and $5,317,866, respectively.

Customers Loyalty Program

For certain sales transactions, the Company offers loyalty points to its customer based on the dollar value of the transaction which gives the customer the option to acquire additional goods or services at a price that is lower than its stand-alone selling price. In accordance with Topic 606, the Company evaluates whether these loyalty points constitute separate performance obligations and the need to allocate the transaction price between revenue and performance obligation. As of June 30, 2024 and 2023, the Company does not believe that any separate performance obligation under the loyalty program is material.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

F-10

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

ASC Subtopic 825-10, Financial Instruments requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, are approximately fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable Securities

The Company accounts for investments in marketable securities in accordance with ASC Topic 825, Financial Instruments. All of the Company’s investments at June 30, 2024 and 2023 are treated as trading securities with the unrealized gains and losses reflected in Other income/(expense) on the consolidated statements of operations and comprehensive loss. During the years ended June 30, 2024 and 2023, the Company recorded an unrealized loss on investments in marketable securities of $354,781 and $529,488, respectively.

Advertising and Promotion

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $351,298 and $454,995 in sales and marketing expenses for the years ended June 30, 2024 and 2023, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-11

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventory

Inventory consists of only finished goods and are stated at the lower of cost and net realizable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate proportion of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Stock in transit is stated at the lower of cost and net realizable value. Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

The Company records an allowance for potentially excess and obsolete inventory based upon recent sales history, the quantity of inventory on-hand, and a forecast of potential use of the inventory. The Company periodically reviews inventory to identify excess quantities and part numbers that are experiencing a reduction in demand. Any part numbers with quantities identified during this process are reserved for at rates based upon management’s judgment, historical rates, and consideration of possible scrap and liquidation values which may be as high as 100% of cost if no liquidation market exists for the part.

Accounts Receivable

The Company has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At June 30, 2024 and 2023, the Company has considered an allowance of $585,672 and $426,971, respectively, for doubtful receivable accounts.

Property and Equipment

Property and equipment is stated at cost, net of depreciation. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Depreciation expense totaled $10,385 and $12,268 for the years ended June 30, 2024 and 2023, respectively.

Impairment of Long-Lived Assets

Potential impairments of long lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with ASC Subtopic 360-10, “Property, Plant and Equipment – Overall”, impairment is determined when estimated future undiscounted cash flows associated with an asset are less than asset’s carrying value.

Intangible Assets

The Company’s intangible assets consist of brand names and goodwill. At June 30, 2024 and 2023, the Company had brand names and goodwill with costs of approximately $337,504 and $1,161,052 respectively, which all have indefinite lives. The Company evaluates intangible assets with indefinite lives for impairment at least annually or when events or changes in circumstances indicate that an impairment may exist. The Company determined that none of its intangible assets were impaired in the fiscal years ended June 30, 2024 and 2023.

F-12

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Income (Loss) Per Common Share

The Company computes income (loss) per common share in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Comprehensive Income (loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting comprehensive income (loss) and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources. The component of comprehensive loss totaling $13,673 and $27,063 for the years ended June 30, 2024 and 2023, respectively, related to foreign currency translation adjustment.

Foreign Currencies

The Company determined that its functional currency is the Australian dollar since the Australian dollar is the currency of the environment in which the Company primarily generates and expends cash; however, the Company’s reporting currency is the U.S. dollar. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Company. These transaction gains and losses, if any, are included in results of operations.

Leases

The Company accounts for leases in accordance with ASC Topic 842, Lease. Operating lease right-of-use assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the consolidated statements of operations and comprehensive loss.

As permitted under ASC Topic 842, the Company has made an accounting policy election not to apply the lease recognition provision to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term. The Company did not have any short-term leases at June 30, 2024 and 2023.

Convertible notes

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under Accounting Standards Update No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including certain convertible instruments and contracts on an entity’s own equity. ASU 2020-06 removes the separation models required for convertible debt with cash conversion features and convertible instruments with beneficial conversion features. It also removes certain settlement conditions that were required for equity for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation for convertible instruments. Accordingly, the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Warrants

The Company evaluated the warrants under ASC 815, Derivatives and Hedging (“ASC 815”), and determined that they did not require liability classification. The warrants were recorded in additional paid-in capital under their aggregate relative fair values, by using the Black-Scholes model when the warrants are granted. During the fiscal year June 30, 2024, the Company has issued 30,000 warrants on a net basis, and 5,645,455 warrants, respectively, to the IPO underwriter and the Convertible Notes noteholder. All of the warrants were fully converted into shares during the fiscal year June 30, 2024. They were all converted based on cashless basis and have been converted into 19,750 shares and 4,892,727 shares respectively.

F-13

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Going Concern

The consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue trading, realise its assets and discharge its liabilities in the ordinary course of business for a period of at least 12 months from the date that these consolidated financial statements are approved.

The Directors note that:

●	The Group made a loss of $9,312,145 from its continuing operations for the year ended June 30, 2024;
●	The Group held cash and cash equivalents of $939,014 as at June 30, 2024;
●	The Group incurred a net cash outflow from operating activities of $12,253,539 for the year ended June 30, 2024;
●	A successful capital raising (IPO) in August 2023 arose for $13,614,983 before cost of capital.

In assessing the appropriateness of using the going concern assumption, the Directors have noted:

●	There are reasonable grounds to believe that the Company will be able to continue as a going concern as the Directors are satisfied that the Company will be able to either secure additional working capital as required through raising additional capital or reducing the Company’s discretionary spending;
●	Accordingly, the directors consider it appropriate to prepare the consolidated financial statements on a going concern basis.

Whilst the Directors remain confident in the Company’s ability to access further working capital through debt, equity or asset sales if required, there remains material uncertainty as to whether the Company will continue as a going concern.

Had the going concern basis not been used, adjustments would need to be made relating to the recoverability and classification of certain assets, and the classification and measurement of certain liabilities to reflect the fact that the Company may be required to realize its assets and settle its liabilities other than in the ordinary course of business, and at amounts different from those stated in the consolidated financial statements.

Subsequent Events

In accordance with ASC Topic 855, Subsequent Events, the Companies evaluated subsequent events through November 15, 2024; the date the consolidated financial statements were available for issue.

F-14

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Investment in marketable securities

As of June 30, 2024 and 2023, the Company held some equity securities which are publicly traded on registered Stock Exchanges. The equity securities being held as of June 30, 2024 and 2023 were valued at $124,963 and $494,275 respectively. The following tables classify the Company’s assets measured at fair value on a recurring basis into the fair value hierarchy:

As at June 30, 2024:

Description	Level 1	Level 2	Level 3	Total
Equity securities	$124,963	$-	$-	$124,963
Total	$124,963	$-	$-	$124,963

As at June 30, 2023:

Description	Level 1	Level 2	Level 3	Total
Equity securities	$494,275	$-	$-	$494,275
Total	$494,275	$-	$-	$494,275

4. Convertible Notes

On January 15, 2024, the Company issued Convertible Notes with a principal amount of $3,600,000, with an 8% original issue discount (“OID”) for a total funding amount of $3,312,000.

The notes bear interest at a rate of 8% per annum and a maturity date of 36 months. The noteholder was given the right to convert all or any amount of the principal face amount into the ordinary shares of the Company at a conversion price based on the lowest closing price of the Company’s ordinary shares as reported on the Nasdaq Capital Market during the five (5) trading days immediately preceding the date of conversion, provided, however that conversion price shall not be lower than $0.80 per share. In addition to the Convertible Notes, the note holder received an aggregate 5,645,455 warrants. The warrants have an exercise price of $1.056 per share which represents 120% of the share price on the Nasdaq Capital Market as of the issue date, and have a five-year exercise term. The noteholder has paid the Company $1,840,000 as of June 30, 2024, thus there was a capital receivable of $1,472,000 as of June 30, 2024. This capital receivable has been fully settled subsequent to June 30, 2024.

The Company has used the Black Scholes model to evaluate the fair value of the aforesaid warrants attached to the Convertible Notes at $820,088 in total. These Convertible Notes were fully converted into shares during the fiscal year ended June 30, 2024, on cashless basis and converted into 4,090,909 shares, at which time the discount was fully amortized, which totaled $1,108,088.

F-15

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Warrants

During the fiscal year June 30, 2024, the Company has issued 30,000 warrants on a net basis, and 5,645,455 warrants, respectively, to the IPO underwriter and the Convertible Notes noteholder. All of the warrants were fully converted into shares during the fiscal year June 30, 2024. They were all converted based on cashless basis, and converted into 19,750 shares and 4,892,727 shares respectively. The warrants are detailed as follows:

	Number of warrants	Weighted-Average Exercise Price	Weighted Average Contractual Term (in years)

Outstanding as June 30, 2023	-	$-	-
Granted	5,675,455	1.08	5.0
Exercised	(5,675,455)	-	-
Outstanding as June 30, 2024	-	$-	-

The fair value of each warrant on the date of grant is estimated using the Black-Scholes option valuation model. The following weighted-average assumptions were used for warrants granted during the year ended June 30, 2024: exercise price of $1.0560, expected term of five years, expected average volatility of 27.76%, no expected dividend yield, and risk-free interest rate of 3.84%.

6. Note Receivables

On August 2, 2023, the Company has entered into a loan agreement with an independent third party (“Borrower”), in which, the Company has lent $2,500,000 to the Borrower, with a loan period of 36 months, and at an annualized interest of 6.8%, with the first eight months being interest-free. The Company has the option to convert this loan into equity of the Borrower. As of June 30, 2024, the total balance outstanding was $2,500,000.

7. Property and Equipment

The Company’s property and equipment at June 30, 2024 and 2023 consisted of the following:

	Estimated Useful Life	June 30, 2024	June 30, 2023

Motor Vehicle	5 years	$51,741	$51,741
Property and equipment, gross		51,741	51,741
Less accumulated depreciation		(24,608)	(12,998)

Property and equipment, net		$27,133	$38,743

For the years ended June 30, 2024 and 2023, the Company recorded $10,385 and $12,268, respectively, of depreciation expense.

F-16

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Lease right-of-use assets and lease liabilities

Operating leases

The Company leases office space in Taren Point, NSW, Australia. The lease commenced July 15, 2018 and ended on July 14, 2023, at which time the Company extended the lease, which commenced on July 15, 2023 and ends on July 14, 2026. The initial monthly lease payments are $25,000 AUD and the monthly payments of the lease extension are $36,667 AUD and are subject to annual escalation rate of 3%.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s incremental borrowing rate, estimated to be 3.70%, as the interest rate implicit in most of the Company leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the years ended June 30, 2024 and 2023, the Company recorded $284,169 and $198,914, respectively, as operating lease expense on the consolidated statements of operations and comprehensive loss.

Operating right-of- use assets are summarized below:

	June 30, 2024	June 30, 2023
Office lease	$836,697	$1,541,390
Less accumulated amortization	(278,899)	(935,596)
Right-of-use, net	$557,798	$605,794

Operating lease liabilities are summarized below:

	June 30, 2024	June 30, 2023
Office lease	$580,353	$685,077

Less: current portion	278,432	212,062
Long term portion	$301,921	$473,015

June 30, 2024
Year ending June 30, 2025	$301,127
Year ending June 30, 2026	310,160
Total future minimum lease payments	611,287
Less imputed interest	(30,934)
PV of Payments	$580,353

F-17

FITELL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of June 30, 2024 and 2023, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

10. Income taxes

A reconciliation of the effective tax rate to the statutory rate is shown below:

	June 30, 2024	June 30, 2023

Loss before taxes	$(9,521,488)	$(1,619,155)

Expected income tax credit at statutory rate of 25% (2023: 25%)	$(2,380,372)	$(404,789)
Increase (decrease) in income taxes resulting from:
Stock issued for services	-	140,000
IPO related expenses	12,622	27,601
Provision for bad debt	144,816	106,742
Unrealized loss on investments	88,695	131,613
Government Subsidy Tech Boost	-	(6,721)
Debt discount	277,022	-
Non-taxable other income	(30,472)	-
-Non-tax deductible personnel expenses	29,544	-
Non-tax deductible consulting fees	1,367,032	-
Non-tax deductible general and administrative expenses	308,512	-
Other items, net	(26,742)	(20,207)
Income tax credit	$(209,343)	$(25,761)

The tax effects temporary differences that gave rise to the deferred tax assets and liabilities are as follows:

	June 30, 2024	June 30, 2023
Deferred tax assets:
Accrued employee benefits	$37,199	$1,877
Unrealized loss on investments	-	22,082
Unrealized foreign exchange gain	10,294	(1,394)
Depreciation	(6,783)	3,049
Operating right of use assets and lease liabilities	5,639	-
Accumulated tax loss	238,989	-
Provision for bad debt	56,784	106,740
Net deferred tax asset	$342,122	$132,354

As of June 30, 2024 and 2023, the Company had no material net operating loss or tax credit carryforwards. As of June 30, 2024 and 2023, the Company had no provision for uncertain tax positions and no provisions for penalties or interest. In addition, the Company does not believe that there are any uncertain tax benefits that could be recognized in the near future that would impact the Company’s effective tax rate.

11. Due to Related Party Transactions

The amount due to a related party called Ansa Group Limited (“Ansa”), an entity under common control of the majority shareholder of the Company was $38,808 and $24,386 as at June 30, 2024 and 2023 respectively. The balance is interest-free and does not have a fixed maturity. The terms are not necessarily indicative of what a third party would agree to.

F-18

PROSPECTUS

Fitell Corporation

$150,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

             , 2025

Dealer Prospectus Delivery Obligation

Until                   , 2025 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Articles provide that the Company shall indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

According to our Memorandum and Articles, no such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

Item 9. Exhibits

Exhibit No.	Description
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of Indenture
5.1**	Opinion of Ogier
23.1**	Consent of Astra Audit & Advisory LLC
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taren Point, New South Wales, Australia, January 10, 2025.

Fitell Corporation

By:	/s/ Yinying Lu
Yinying Lu
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)
By:	/s/Jamarson Kong
Jamarson Kong
Title	Chief Financial Officer
(Principal Accounting Officer)

Powers of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yinying Lu as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yinying Lu	Chief Executive Officer and Chairman of the Board of Directors	January 10, 2025
Name: Yinying Lu	(Principal Executive Officer)

/s/ Jamarson Kong	Chief Financial Officer and Director	January 10, 2025
Name: Jamarson Kong	(Principal Accounting and Financial Officer)

/s/ Jieting Zhao	Director	January 10, 2025
Name: Jieting Zhao

/s/ Lawrence W. Leighton	Director	January 10, 2025
Name: Lawrence W. Leighton

/s/ Jun Wu	Director	January 10, 2025
Name: Jun Wu

/s/ Daniel J. Ross	Director	January 10, 2025

Name: Daniel J. Ross

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